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                                                                   EXHIBIT 14(c)

                                POWER OF ATTORNEY

                   With respect to the Canada Life of New York
                           Variable Annuity Account 1

Know all men by these presents that Stephen J. Rulis whose signature appears below, constitutes and appoints Ronald E. Beettam and Gerald A. Petkau and each of them, his attorneys-in-fact, with powers of substitution, and each of them in any and all capacities, to sign any reports and amendments thereto for the Form N-4 for the Canada Life of New York Variable Annuity Account 1 and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


Date:  July 19, 2002



                                                /s/ Stephen J. Rulis
                                                --------------------
                                                Stephen J. Rulis